UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 19, 2016

CROWDGATHER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52143	20-2706319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23945 CALABASAS ROAD, SUITE 115, CALABASAS, CA  91302

(Address of Principal Executive Offices) (Zip Code)

(818) 435-2472

Registrant's telephone number, including area code

_____________________________________________________

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On July 19, 2016, Crowdgather, Inc. (the "Company") issued 5,793,267 shares of restricted common stock to Sanjay Sabnani (CEO) related to a $56,000 loan on April 13, 2015.  The shares were issued pursuant to a settlement of a Promissory Note.  Mr. Sabnani converted the remaining $57,932.67 due to him into 5,793,267 shares of restricted common stock of CrowdGather, Inc.  The conversion rate was $0.01 per share and this conversion extinguishes the Note.

The Registrant relied upon Section 4(a) of the Securities Act of 1933, as amended, for the offer and sale of its stock.  It believed that Section 4(a) was available because the offer and sale was not a public offering of its securities and there was no general solicitation or general advertising involved in the offer or sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

By:

/s/ Sanjay Sabnani

____________________________________

Sanjay Sabnani

Title: CEO, President, Secretary, Director and Chairman of the Board

Date: July 20, 2016